Autocallable Optimization Securities with Contingent Protection

UBS AG, Jersey Branch

April 15, 2010

PROSPECTUS SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement

Autocallable Optimization Securities with Contingent Protection

Linked to Common Stock or Exchange Traded Fund Shares

UBS AG from time to time may offer and sell autocallable optimization securities with contingent protection, which we refer to as the “Securities”, linked to either (i) an underlying common stock, including American depositary shares (an “underlying stock”), or (ii) shares of an exchange traded fund (an “ETF”) (each, an “underlying equity”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name and issuer of the underlying equity, and the specific manner in which such Securities may be offered, will be described for each particular offering of Securities in an applicable pricing supplement to this product supplement. If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer (Booking Branch):
UBS AG (Jersey Branch)
No Coupon:
We will not pay you interest during the term of the Securities.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $10.00 per Security (with a minimum investment of 100 Securities for a total of $1,000).
Call Feature:
The Securities will be called automatically if the closing price of the underlying equity on any observation date is at or above the starting price.
Call Return:
A per annum percentage to be specified in the applicable pricing supplement.
Call Price:
If the Securities are called on any observation date, you will receive on the applicable call settlement date a cash payment per $10.00 principal amount of the Securities that you hold equal to the call price for the applicable observation date on which the Securities are called. The call price applicable to each observation date will be specified in the applicable pricing supplement and will be calculated based on the call return and the amount of time the Securities have been outstanding.
Payment at Maturity:
If the Securities are not called on any observation date, at maturity you will receive a cash payment per $10.00 principal amount of the Securities that you hold based on whether the trigger price is breached on the final valuation date, as described below:
➢ If the ending price is at or above the trigger price on the final valuation date, you will receive for each Security you hold a cash payment equal to your principal amount.
➢ If the ending price is below the trigger price on the final valuation date, you will receive for each Security you hold a cash payment equal to: $10.00 × (1 + underlying return).
The Securities are not principal protected. If the Securities are not called on any observation date, you may lose some or all of your investment. Specifically, if the Securities are not called and the ending price is below the trigger price on the final valuation date, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) decrease in the underlying equity below the starting price (based on the underlying return).
Underlying Return:
Ending Price - Starting Price Starting Price
Starting Price:
The closing price of the underlying equity on the trade date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”).
Ending Price:
The closing price of the underlying equity on the final valuation date (such date to be specified in the applicable pricing supplement) as determined by the calculation agent, subject to adjustment upon the occurrence of a market disruption event.
Trigger Price:
A specified price of the underlying equity that is below the starting price set forth in the applicable pricing supplement (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”).
Observation Dates:
One or more dates that will be specified in the applicable pricing supplement. Observation dates are subject to postponement in the event of certain market disruption events. Unless otherwise specified in the applicable pricing supplement, the final observation date will be the “final valuation date” (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event).
Call Settlement Dates:
If the Securities are called on any observation date, the call settlement date will generally be three business days following that observation date. The last possible call settlement date will be the maturity date.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-12 for risks related to an investment in the Securities.

To help you identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. For a more detailed description of each of the four categories, please see “Product Supplement Summary — Structured Product Categorization” beginning on PS-6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Product Supplement dated April 15, 2010

ADDITIONAL INFORMATION ABOUT THE AUTOCALLABLE OPTIMIZATION SECURITIES
WITH CONTINGENT PROTECTION

You should read this product supplement together with the prospectus, titled “Debt Securities and Warrants” dated January 13, 2009, relating to our Medium-Term Notes, Series A, of which the Securities are a part, and any pricing supplement that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to the identity of the underlying equity and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Autocallable Optimization Securities with Contingent Protection. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What are the Autocallable Optimization Securities with Contingent Protection?

The Autocallable Optimization Securities with Contingent Protection (the “Securities”) are medium-term notes issued by UBS AG, the return on which is linked to the performance of either (i) an underlying common stock (an “underlying stock”) or (ii) shares of an exchange traded fund (an “ETF”) (each, an “underlying equity”). As used in this product supplement, the term “common stock” also includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the underlying equity is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as “foreign stock”.

The Securities are designed for investors who believe that the price of the underlying equity will rise during the period beginning on (and including) the trade date and extending to (and including) the final valuation date. Unless otherwise specified in the applicable pricing supplement, the “final valuation date” will be the final observation date specified in the applicable pricing supplement (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event (as described herein)). You must be willing to risk losing up to 100% of your principal amount invested if (i) the Securities are not called on any observation date and (ii) the underlying equity closes below the trigger price on the final valuation date. You must be willing to accept that you will only receive a positive return on your Securities if the Securities are called, which will only occur if the underlying equity closes at or above the starting price on any observation date. You must also be willing to accept that the Securities will not pay interest.

If the closing price of the underlying equity is at or above the starting price on the relevant observation date, the Securities will be called automatically (an “automatic call”). If the Securities are called on any observation date (other than the final observation date), the call settlement date will generally be three business days following that observation date. If the Securities are called on the final observation date, the call settlement date will be the maturity date. If we call the Securities on any observation date, you will receive on the applicable call settlement date a cash payment per $10.00 principal amount of the Securities that you hold equal to the call price for the applicable observation date. The call price applicable to each observation date will be specified on the applicable pricing supplement and will be calculated based on the call return and the amount of time the Securities have been outstanding.

If the Securities are not called on any observation date, at maturity you will receive a cash payment per $10.00 principal amount of the Securities that you hold based on whether the ending price is below the trigger price on the final valuation date and, if so, the return of the underlying equity, referred to as the “underlying return”. If the ending price is at or above the trigger price on the final valuation date, you will receive a cash payment equal to $10.00 per $10.00 principal amount of the Securities that you hold. If (i) the Securities are not called on any observation date and (ii) the ending price is below the trigger price on the final valuation date, you will lose 1% (or a fraction thereof) of the principal for each 1% (or a fraction thereof) decline in the price of the underlying equity as measured by the underlying return. The trigger price is a specified price of the underlying equity that is below the starting price, as specified in the applicable pricing supplement.

If (i) the Securities are not called on any observation date and (ii) the ending price is below the trigger price on the final valuation date, you may lose up to 100% of your principal amount.

The likelihood of the ending price declining below the trigger price on the final valuation date will depend in part on the volatility of the underlying equity – meaning the frequency and magnitude of changes in the price of the underlying equity.

The underlying return is the difference between the starting price and ending price of the underlying equity and is expressed as a percentage of the starting price. The underlying return may be positive or negative and is calculated as follows:

Underlying Return  =
Ending Price – Starting Price

Starting Price

The “starting price” is the closing price of the underlying equity on the date specified in the applicable pricing supplement (which will be the date on which the Securities are priced, or the “trade date”), as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”.

The “ending price” is the closing price of the underlying equity on the final valuation date.

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal.

The applicable pricing supplement will specify the trade date, the observation dates, the call return, the call price for each observation date, the trigger price and the final valuation date, as well as the respective terms of each offering of the Securities, including the underlying equity and the starting price.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying equity and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying equity to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described in the accompanying prospectus, the terms described here are controlling.

Specific terms of each Security will be described in the applicable pricing supplement

The specific terms for each offering of the Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described in the applicable pricing supplement modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

➢	Exposure to Positive Call Return — The Securities are designed for investors who believe that the price of the underlying equity will rise during the period beginning on (and including) the trade date and extending to (and including) the final valuation date, with such rise potentially resulting in an automatic call. Such investors must be willing to risk losing up to 100% of their principal amount if (i) the Securities are not called on any observation date and (ii) the ending price is below the trigger price on the final valuation date.

➢	Automatic Call — The Securities will be called automatically if the underlying equity closes at or above the starting price on any observation date, including the final valuation date. If the Securities are called, your return will be positive and will be a percentage of the call return depending on the observation date on which the Securities are called.
➢	Contingent Protection — The contingent protection feature protects your principal only if (i) the Securities are called prior to maturity or (ii) the Securities are not called on any observation date, the ending price is at or above the trigger price on the final valuation date and you hold the Securities to maturity.
➢	If the Securities become subject to an automatic call, you will receive on the applicable call settlement date a cash payment per $10.00 principal amount of the Securities that you hold equal to the call price for the applicable observation date, which will be a positive return on your Securities. The call price applicable to each observation date will be specified on the applicable pricing supplement and will be calculated based on the call return and the amount of time the Securities have been outstanding.
➢	If (i) the Securities are not called on any observation date and (ii) the ending price is at or above the trigger price on the final valuation date, we will pay you a cash amount at maturity equal to $10.00 per $10.00 principal amount of the Securities that you hold.
➢	If (i) the Securities are not called on any observation date and (ii) the ending price is below the trigger price on the final valuation date, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of the principal for each 1% (or a fraction thereof) decrease in the price of the underlying equity below the starting price (based on the underlying return) up to 100%, and you will receive a cash amount per Security equal to $10.00 × (1 + underlying return). This will result in a loss of some or all of your principal investment.
➢	Minimum Investment — Unless otherwise specified in the applicable pricing supplement, in the case of offerings of Securities with a $10.00 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

What are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” on page PS–12 and in the applicable pricing supplement.

➢	At maturity, you risk losing some or all of your principal — The Securities do not guarantee any return of principal at maturity. The return on the Securities depends on whether the underlying equity increases in value as determined on the observation dates, or if the Securities are not called on any observation date, whether the trigger price is breached on the final valuation date and, if so, the extent to which the underlying return is negative. If (i) the Securities are not called on any observation date and (ii) the ending price is below the trigger price on the final valuation date, you will lose some or all of your principal investment.
➢	The automatic call feature does not allow for participation in the potential appreciation of the underlying equity — The appreciation potential of the Securities is limited to the pre-specified call return, regardless of the appreciation of the underlying equity. In addition, the call price will also be based in part on the amount of time the Securities have been outstanding. Under these circumstances, the call price payable on Securities subject to an automatic call in respect of any observation date may be less than the call price that would have been payable if the Securities had been called on a later observation date. Since the Securities could be called as early as the first observation date, the total return on the Securities could be minimal. Further, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk in the event that your Securities become subject to an automatic call.
➢	If the Securities are not called on any observation date, the amount you receive on the Securities at maturity will never exceed their stated principal amount — If the Securities are not called on any observation date, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the risk of a decline in the price of the underlying equity.
➢	The probability that the Securities will be called or that the ending price will fall below the trigger price will depend on volatility — “Volatility” refers to the frequency and magnitude of changes in the price of the underlying equity. If the underlying equity has historically experienced significant volatility, there is a higher probability that the Securities will be called or that the ending price will fall below the trigger price on the final valuation date. As a result, you may lose some or all of your investment.
➢	Credit of the Issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an automatic call or any contingent protection provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive the contingent protection or any other amounts owed to you under the terms of the Securities.
➢	Single stock or single ETF risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and the issuer of such underlying equity or, if the underlying equity is an ETF, the securities, futures contracts, commodities or other assets constituting the assets of an ETF (“underlying assets”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.
➢	Anti-dilution protection is limited — For certain adjustment events affecting the underlying equity, the calculation agent may make adjustments to the starting price and trigger price applicable to such underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result.
➢	There may be little or no secondary market — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.
➢	Owning the Securities is not the same as owning the underlying equity — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity during the term of your Securities. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying equity may have. Furthermore, the underlying equity may appreciate substantially during the term of the Securities and you will not participate in such appreciation.
➢	Price prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the initial price to public since the initial price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity or underlying assets of an ETF and/or over-the-counter options, futures or other instruments with return linked to the performance of the underlying equity or the underlying assets of an ETF, may adversely affect the market price of the underlying equity and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the underlying equity, or if the underlying equity is an ETF, the underlying assets of an ETF, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities. Any such research, opinions or recommendations could affect the value of the underlying equity and therefore the market value of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.
➢	No adjustments for fluctuations in foreign exchange rates — The value of your Securities may not be adjusted for exchange rate fluctuations between the U.S. dollar and any other currency upon which the underlying equity is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in payment at maturity.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may be a suitable investment for you if:

➢	You believe the underlying equity will close at or above the starting price on one of the specified observation dates.
➢	You do not believe the ending price will be below the trigger price on the final valuation date.
➢	You do not believe that the return on a direct investment in the underlying equity will exceed to specified call price during the term of the Securities.
➢	You are willing to invest in Securities that, if not called, may expose you to the loss of up to 100% of your principal as described herein.
➢	You are willing to invest in Securities that will be automatically called on any observation date on which the underlying equity closes at or above the starting price.
➢	You are willing to forgo dividends paid on the underlying equity.
➢	You do not seek current income from this investment.
➢	You are willing to invest in Securities where there may be little or no secondary market.
➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may not be a suitable investment for you if:

➢	You believe that the underlying equity will not close at or above the starting price on any observation date.
➢	You believe the ending price will be below the trigger price on the final valuation date.

➢	You believe that the return on a direct investment in the underlying equity will exceed the specified call price during the term of the Securities.
➢	You seek an investment that is 100% principal protected.
➢	You are not willing to make an investment where you could lose up to 100% of your principal amount.
➢	You seek an investment with a rate of return that is not limited to the specified call return. The call return will be set forth together with the call price for each observation date in the applicable pricing supplement.
➢	You prefer to receive dividends paid on the underlying equity.
➢	You seek current income from your investment.
➢	You seek an investment for which there will be an active secondary market.
➢	You are unable or unwilling to hold Securities that may be called on any observation date on which the underlying equity closes at or above the starting price or otherwise to hold the Securities to maturity.
➢	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.
➢	You are unable or unwilling to assume the credit risk associated with UBS, as issuer of the Securities.

Structured Product Categorization

To help you identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of structured products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular structured product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; you will lose 1% (or a fraction thereof) of principal for every 1% (or a fraction thereof) decline in the price or level of the underlying asset below the specified threshold.

“Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-40 and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying equity. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations—Alternative Treatments” on page PS-41.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-40 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

What are the Steps to Calculate Payment upon an Automatic Call or at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment upon an automatic call or at maturity on the Securities:

Alternative 1: Calculate the Cash Payment upon an Automatic Call

The payment upon an automatic call will be calculated as follows:

If the Securities are called because the closing price of the underlying equity is at or above the starting price on any observation date, including the final valuation date, you will receive on the applicable call settlement date the call price for the applicable observation date. The call price applicable to each observation date will be calculated based on the call return and the amount of time the Securities have been outstanding. The call return will be set forth together with the call price for each observation date in the applicable pricing supplement.

Alternative 2: Calculate the Cash Payment at Maturity

Assuming that the Securities are not called on any observation date, the following steps shall apply:

Step 1: Calculate the underlying return

The underlying return is the difference between the starting price and ending price of the underlying equity and is expressed as a percentage of the starting price. The underlying return may be positive or negative and is calculated as follows:

Underlying Return  =
Ending Price – Starting Price

Starting Price

The “starting price” is the closing price of the underlying equity on the trade date specified in the applicable pricing supplement (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments).

The “ending price” is the closing price of the underlying equity on the final valuation date specified in the applicable pricing supplement.

Step 2: Calculate the Cash Payment at Maturity

If the Securities are not called on any observation date and the ending price is at or above the trigger price on the final valuation date, you will receive a cash payment at maturity equal to $10.00 per $10.00 principal amount of the Securities.

If the Securities are not called on any observation date and the ending price is below the trigger price on the final valuation date, you will lose 1% (or a fraction thereof) of the principal for each 1% (or a fraction thereof) decrease in the price of the underlying equity below the starting price (based on the underlying return).

The Securities are not principal protected. You will lose some or all of your principal investment if (i) the Securities are not called on any observation date and (ii) the ending price is below the trigger price on the final valuation date.

Hypothetical examples of how the Securities perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing price of the underlying equity relative to its starting price. We cannot predict the ending price on the final valuation date or the closing price of the underlying equity on any other trading day. You should not take these examples as an indication or assurance of the expected performance of the underlying equity.

The examples below illustrate the payment upon an automatic call or at maturity for a hypothetical offering of the Securities, with the following assumptions:

Principal Amount:	$10.00
Term:	12 months
Starting Price:	$100
Call Return:	18% per annum (or 4.5% per quarter)
Frequency of Observation Dates:	Quarterly
Trigger Price:	$80 (which is 80% of the starting price)

Example 1 — Securities are called on the first observation date

Closing price at first observation date:	$125.00 (at or above starting price, Securities are called)
Call price (per $10.00):	$10.45

Since the Securities are called on the first observation date, you will receive on the call settlement date a total of $10.45 per $10.00 principal amount of Securities that you hold (4.5% total return on the Securities).

Example 2 — Securities are called on the final observation date

Closing price at first observation date:	$95.00 (below starting price, Securities NOT called)
Closing price at second observation date:	$85.00 (below starting price, Securities NOT called)
Closing price at third observation date:	$90.00 (below starting price, Securities NOT called)
Closing price at final observation date:	$115.00 (above starting price, Securities are called)
Call price (per $10.00):	$11.80

Since the Securities are called the final observation date, you will receive on the call settlement date (which coincides with the maturity date in this example) a total of $11.80 per $10.00 principal amount of Securities that you hold (18% total return on the Securities).

Example 3 — Securities are NOT called on any observation date and the ending price is at or above the trigger price

Closing price at first observation date:	$95.00 (below starting price, Securities NOT called)
Closing price at second observation date:	$90.00 (below starting price, Securities NOT called)
Closing price at third observation date:	$95.00 (below starting price, Securities NOT called)
Closing price at final valuation date:	$85.00 (below starting price, Securities NOT called)
Settlement amount (per $10.00):	$10.00

Since the Securities are not called on any observation date and the ending price is at or above the trigger price on the final valuation date, at maturity you will receive a total of $10.00 per $10.00 principal amount of Securities that you hold (0% total return on the Securities).

Example 4 — Securities are NOT called on any observation date and the ending price is below the trigger price

Closing price at first observation date:	$95.00 (below starting price, Securities NOT called)
Closing price at second observation date:	$75.00 (below starting price, Securities NOT called)
Closing price at third observation date:	$95.00 (below starting price, Securities NOT called)
Closing price at final valuation date:	$75.00 (below starting price and trigger price, Securities NOT called)
Underlying return	75 – 100 100 = –25%
Settlement amount (per $10.00)	$10.00 × (1 + underlying return) $10.00 × (1 – 25%) $7.50

Since the Securities are not called on any observation date and the ending price is below the trigger price on the final valuation date, at maturity you will receive a total of $7.50 per $10.00 principal amount of Securities that you hold (–25% total return on the Securities).

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities upon an automatic call or at maturity and the cash payment that could be delivered for each of your Securities on any call settlement date or on the maturity date, based on a range of hypothetical starting prices and closing prices of the underlying equity and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical closing prices of the underlying equity on the observation dates (including the final valuation date) could have on your payment on any call settlement date or at maturity, as the case may be, as calculated in the manner described in the applicable pricing supplement. Such hypothetical tables, charts or calculations will be based on closing prices for the underlying equity that may not be achieved on the observations dates (including the final valuation date) and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on any call settlement date or on the maturity date may bear little or no relation to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the underlying equity. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying equity:

➢	the return on such a direct investment in the underlying equity would depend primarily upon the relative appreciation or depreciation of the underlying equity during the term of the Securities, and not on whether the closing price of the underlying equity is at or above the starting price on any observation date or is less than the trigger price on the final valuation date;
➢	in the case of a direct investment in the underlying equity, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	in the case of a direct investment in the underlying equity, the return could include rights that you will not have as an investor in the Securities; and
➢	a direct investment in the underlying equity is likely to have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-12 of this product supplement.

We cannot predict the closing prices of the underlying equity or, therefore, whether the Securities will be called prior to maturity or if the Securities are not called on any observation date, whether the ending price will be below the trigger price on the final valuation date. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your Securities on any call settlement date or on the maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying equity.

Risk Factors

The return on the Securities is linked to the performance of the underlying equity. Investing in the Securities is not equivalent to investing directly in the underlying equity. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Securities are not principal protected if (i) the Securities are not called on any observation date and (ii) the ending price is below the trigger price on the final valuation date. The return on the Securities depends on whether the underlying equity increases in value as determined on the observation dates, or if the Securities are not called on any observation date, whether the trigger price is breached on the final valuation date and, if so, the extent to which underlying return is negative. You may lose up to 100% of your principal.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or a fixed amount at maturity. If (i) the Securities are not called on any observation date and (ii) the ending price is below the trigger price on the final valuation date, the negative underlying return will reduce your cash payment at maturity below your principal. If (i) the Securities are not called on any observation date and (i) the ending price is below the trigger price on the final valuation date, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of your principal for every 1% (or a fraction thereof) decrease in the price of the underlying equity below the starting price (based on the underlying return) up to 100% of your principal amount.

The likelihood of the ending price declining below the trigger price on the final valuation date will depend in part on the volatility of the underlying equity – meaning the frequency and magnitude of changes in the price of the underlying equity.

Your Securities are subject to a possible automatic call and your appreciation potential is limited to the specified call return.

You will only receive a positive return on your Securities if the Securities are called, which will only occur if the closing price of the underlying equity is at or above the starting price on any observation date. This gain will be limited to the amount by which the call price applicable to the observation date on which the Securities are automatically called exceeds the amount of your initial investment, regardless of the appreciation of the underlying equity, which may be significantly greater than the return associated with the call price. The call return will determine the amount of the call price on any given observation date and will be specified in the applicable pricing supplement. In addition, the call price will also be based in part on the amount of time the Securities have been outstanding. Under these circumstances, the call price payable on Securities subject to an automatic call may be less than the call price that would have been payable if the Securities had been called on a later observation date. Since the Securities could be called as early as the first observation date, the total return on the Securities could be minimal. Further, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk in the event that your Securities are called early.

If the Securities are not called on any observation date, the amount you receive on the Securities at maturity will never exceed their stated principal amount.

If the Securities are not called on any observation date, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the risk of a decline in the price of the underlying equity.

Risk Factors

You will not receive interest payments on the Securities or dividend payments on the underlying equity, or have shareholder rights in the underlying equity.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the underlying equity. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying equity may have. Similarly, if the Securities are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the foreign stock.

Any payment on the Securities is subject to the creditworthiness of UBS.

Any payment on the Securities is subject to the creditworthiness of the issuer, UBS. The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an automatic call or any contingent principal protection provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive the contingent principal protection or any other amounts owed to you under the terms of the Securities.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the closing price of the underlying equity.

Changes in the closing price of the underlying equity during the term of the Securities before the final valuation date may not be reflected in the calculation of the amount payable at maturity of the Securities. The calculation agent will calculate this amount by comparing only the closing price of the underlying equity on the trade date (as the same may be adjusted upon the occurrence of certain adjustment events described in “General Terms of the Securities – Antidilution Adjustments” beginning on page PS-27) relative to the closing price of the underlying equity on the final valuation date. No other prices or values will be taken into account. As a result, you may lose some or all of your principal even if the price of the underlying equity has risen at certain times during the term of the Securities before falling to a price below its starting price on the final valuation date.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities – Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the initial price to public, and as a result, you may suffer substantial losses, even in cases where the price of the underlying equity has risen since the trade date. In addition, you will not receive the benefit from the Securities’ contingent principal protection feature. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity or until called by us.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that,

Risk Factors

generally, the closing price of the underlying equity on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying equity (i.e., the frequency and magnitude of changes in the closing price of the underlying equity over the term of the Securities);
➢	the dividend rate paid on the underlying equity (while not paid to holders of the Securities, dividend payments on the underlying equity may influence the value of the Securities);
➢	interest rates in the market;
➢	the time remaining to the maturity of the Securities;
➢	if the underlying equity is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;
➢	if the underlying equity is an ETF that invests in securities that are traded in non-U.S. markets, or if the underlying equity is substituted or replaced by a securities that is quoted and traded in a foreign currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	if the underlying equity is an ETF, the fact that the ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	supply and demand for Securities, including inventory positions with UBS Securities LLC or any other market maker;
➢	economic, financial, political, regulatory, judicial or other events that affect the price of the underlying equity; and
➢	the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO THE GENERAL CHARACTERISTICS OF THE UNDERLYING EQUITY

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any respective underlying equity issuer in any way and have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate

Risk Factors

actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. An underlying equity issuer may take actions that will adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. None of the money you pay for the Securities will go to any underlying equity issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying equity issuer and the underlying equity from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective underlying equity issuer or the underlying equity. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer and the underlying equity for your Securities.

This product supplement relates only to the Securities and does not relate to the underlying equity or its issuer.

Historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity during the term of the Securities.

The historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity. As a result, it is impossible to predict whether the closing price of the underlying equity will rise or fall. The closing price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the underlying equity or if the underlying equity is an ETF, the underlying assets of an ETF, and the market price of the underlying equity.

In some circumstances, the payment you receive on the Securities may be based on securities issued by another issuer and not on the underlying equity.

If the underlying equity is common stock of a specific company, following certain corporate events relating to the respective issuer of the applicable underlying stock where such issuer is not the surviving entity, the amount you receive upon an automatic call or at maturity may be based on the common stock of a successor to the respective underlying stock issuer or any cash or any other assets distributed to holders of the applicable underlying stock in such corporate event, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting distribution property in the section of this product supplement called “General Terms of Securities— Antidilution Adjustments — Reorganization Events”. The calculation agent will make any such adjustments in order to achieve an equitable result.

If the underlying equity is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulation Authority, Inc. (“FINRA”), or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, the amount you receive upon an automatic call or at maturity will be based on the common stock represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product supplement called “General Terms of Securities – Delisting of ADSs or Termination of ADS Facility”.

Risk Factors

If either an underlying stock or an ETF that is serving as the underlying equity is delisted or trading of the underlying equity is suspended, the amount you receive upon an automatic call or at maturity may be based on a security issued by another issuer or a share of another exchange traded fund (as applicable) and not the underlying equity. Such delisting or termination of the underlying equity and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting or termination of the underlying equity and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities — Delisting or Suspension of Trading of the Underlying Stock” and “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”.

You have limited antidilution protection.

For certain events affecting the underlying equity, such as stock splits and stock dividends, and certain other corporate actions involving the underlying equity, the calculation agent for the Securities may adjust the starting price and trigger price applicable to such underlying equity. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying equity, or anyone else makes a partial tender offer or a partial exchange offer for that underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments” on page PS-27 and “General Terms of the Securities — Role of Calculation Agent” on page PS-38 for a description of the items that the calculation agent is responsible for determining.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where: (1) the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS, or (2) the underlying equity is substituted or replaced by a security that is quoted and traded in a foreign currency. Such substitution or replacement of the underlying equity by a security issued by a non-U.S. company may occur following certain corporate events affecting the underlying equity (as described under “General Terms of the Securities – Antidilution Adjustments – Reorganization Events” on page PS-30) or following delisting or termination of the underlying equity (as described under “General Terms of the Securities – Delisting or Suspension of Trading of the Underlying Stock” on page PS-33).

If the underlying equity is an ETF that invests in securities that are traded on non-U.S. markets, the trading price of the securities in which the ETF invests generally will reflect the U.S. dollar value of those securities. Therefore, holders of Securities based upon an ETF that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such securities trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each security in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the securities in which an ETF invests will be adversely affected and the value of the Securities may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of

Risk Factors

fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the foreign stock on non-U.S. securities markets and, as a result, may affect the value of the Securities. As a consequence, such fluctuations could adversely affect an investment in the Securities if: (1) if the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency, (2) if, the underlying equity is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency or (3) the underlying equity is an ETF that invests in securities that are quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Securities if: (1) if the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency, (2) if, the underlying equity is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency or (3) the underlying equity is an ETF that invests in securities that are quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks.

If the underlying equity is an ADS, the value of the ADSs may not completely track the price of the issuer’s common stock.

If the underlying equity is an ADS, you should be aware that, although the trading characteristics and valuations of the ADSs will usually mirror the characteristics and valuations of the foreign stock represented by the ADSs, the value of the ADSs upon which an offering of the Securities is based may not completely track the value of the foreign stock represented by the ADSs. Active trading volume and efficient pricing for such foreign stock on the stock exchange(s) on which that foreign stock principally trades will usually, but not necessarily, indicate similar characteristics in respect of the ADSs. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADSs than for the foreign stock. Since holders of the ADSs may surrender the ADSs to take delivery of and trade the foreign stock (a characteristic that allows investors in ADSs to take advantage of price differentials between different markets), an illiquid market for the foreign stock generally will result in an illiquid market for the ADSs representing such foreign stock.

If the underlying equity is an ADS, the trading price of the ADSs and the trading price of the Securities linked to the ADSs will be affected by conditions in the markets where those ADSs principally trade.

Although the market price of ADSs upon which an offering of Securities is based is not directly tied to the trading price of the foreign stock in the non-U.S. markets where such foreign stock principally trades, the trading price of ADSs is generally expected to track the U.S. dollar value of the currency of the country where the foreign stock principally trades and the trading price of such foreign stock on the stock exchange(s) where that foreign stock principally trades. This means that the trading value of any ADSs

Risk Factors

upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the foreign stock principally trades and by factors affecting the stock exchange(s) where such foreign stock principally trades.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective underlying index.

If the underlying equity is an ETF, you should be aware that, although the trading characteristics and valuations of the ETF will usually mirror the characteristics and valuations of the shares of the securities in which that ETF invests, the value of the ETF may not completely track the value of the shares of the securities in which that ETF invests. The value of the ETF will reflect transaction costs and fees that the shares of the securities in which the ETF invests do not have.

In addition, the ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of its respective underlying index (the “underlying index”). The correlation between the performance of an ETF and the performance of its underlying index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its underlying index, the ETF may not invest in all the securities comprising such underlying index but rather may invest in a representative sample of securities comprising such underlying index. Also, an ETF may not fully replicate the performance of its underlying index due to the temporary unavailability of certain stocks comprising such underlying index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its underlying index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its underlying index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

The respective issuer of the underlying equity – and thus the underlying equity – is subject to various market risks.

The respective issuer of the underlying equity or, if the underlying equity is an ETF, each company whose securities constitute the assets of the ETF (each, the “underlying equity issuer”) is subject to various market risks. Consequently, the price of the underlying equity may fluctuate depending on the respective markets in which the respective underlying equity issuer operates. Market forces outside of our control could cause the ending price to fall below the trigger price on the final valuation date. The price of each underlying equity can rise or fall sharply due to factors specific to the underlying equity and the underlying equity issuer, such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying equity issuer and the equity to which the Securities we offer are linked.

An investment in the Securities may be subject to risks associated with non-U.S. securities and futures markets.

The underlying equity to which your Securities may be linked may be issued by non-U.S. companies and may trade on non-U.S. exchanges or may be an ADS representing foreign stock. In addition, following certain corporate events affecting the underlying equity or following delisting or termination of the underlying equity, the underlying equity may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked directly or

Risk Factors

indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks. Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges. Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

We describe the possible substitution or replacement of the underlying equity by the security of a non-U.S. company following certain corporate events under “General Terms of the Securities – Antidilution Adjustments – Reorganization Events”. We describe the possible substitution or replacement of the underlying equity by the security of a non-U.S. company, including foreign stock represented by an ADS, following delisting or termination of the underlying equity under “General Terms of the Securities – Delisting or Suspension of Trading of the Underlying Stock”, “– Delisting, Discontinuance or Modification of an ETF” and “– Delisting of ADSs or Termination of ADS Facility”.

Any underlying equity that is issued by a non-U.S. company and that is traded on a non-U.S. exchange will be specified in the applicable pricing supplement.

The return on the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect the underlying equity.

The underlying equity to which your Securities may be linked may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars. However, even where that is the case, the Securities, which are linked to the underlying equity, are denominated in U.S. dollars, and the amount payable on the Securities upon a call or at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies upon which such underlying equity is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you may not receive any additional payment or incur any reduction in payment upon a call or at maturity. Your net exposure will depend on the extent to which the currencies upon which the underlying equity is based strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency strengthens against the currencies upon which the underlying equity is based, the value of any such equity may be adversely affected, and the payment at maturity of the Securities may be reduced. Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate prices;

Risk Factors

➢	the balance of payments; and
➢	the extent of governmental surpluses or deficits in the countries relevant to the underlying equity and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlying equity, the United States and other countries important to international trade and finance.

Any underlying equity that is traded in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying equity, futures, options, exchange traded funds or other derivative products on the underlying equity may adversely affect the probability of the Securities being called, any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-39, UBS or its affiliates may hedge their obligations under the Securities by purchasing the underlying equity or the underlying assets of an ETF, futures or options on the underlying equity or the underlying assets of an ETF or other derivative instruments with returns linked or related to changes in the performance of the underlying equity or the underlying assets of an ETF, and they may adjust these hedges by, among other things, purchasing or selling the underlying equity or the underlying assets of an ETF, futures, options, or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such underlying equity and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the underlying equity or the underlying assets of an ETF and other investments relating to the underlying equity or the underlying assets of an ETF on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying equity and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying equity. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

UBS Securities LLC and other affiliates of UBS also currently intend to make a secondary market in the Securities. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying equity or the underlying assets of an ETF that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the closing price of the underlying equity, could be adverse to such holders’ interests as beneficial owners of the Securities.

Risk Factors

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing price of the underlying equity and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the price of the underlying equity or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

One of our affiliates may serve as the depositary for the ADSs that may constitute the underlying equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADSs. If the underlying equity is an ADS and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, in its capacity as depositary for the ADSs, may be adverse to your interests as a holder of Securities.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing price of the underlying equity is at or above the starting price on any observation date or less than the trigger price on the final valuation date and, accordingly, the payment on the applicable call settlement date or at maturity on your Securities. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent” on page PS-38. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying equity has occurred or is continuing on a day when the calculation agent will determine the closing price of the underlying equity. This determination may, in turn, depend on the calculation agent’s judgment of whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our or its hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent may postpone any observation date or the final valuation date (and thus the applicable call settlement date or the maturity date, respectively) upon the occurrence of a market disruption event.

If the calculation agent determines that a market disruption event has occurred or is continuing on any observation date or the final valuation date, the affected observation date or the final valuation date, as applicable, will be postponed and thus the determination of the closing price of the underlying equity with respect to such observation date or the ending price, as applicable, will be postponed until the first trading day on which no market disruption event occurs or is continuing. If such a postponement occurs,

Risk Factors

then the calculation agent will instead use the relevant closing price of the underlying equity on the first trading day after that day on which no market disruption event occurs or is continuing with respect to that offering of the Securities. In no event, however, will the relevant observation date or the final valuation date be postponed by more than ten (10) trading days. As a result, the call settlement date and the maturity date for the Securities could also be postponed, although not by more than ten (10) trading days.

If the relevant observation date or the final valuation date is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the relevant observation date or the final valuation date, as applicable. If the closing price of the underlying equity is not available on the last possible day that qualifies as the relevant observation date or the final valuation date, as applicable, either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing price of the underlying equity that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities – Market Disruption Event” on page PS-25.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement. Please read carefully the section entitled “What are the Tax Consequences of the Securities?” in the summary section on page PS-7, “Supplemental U.S. Tax Considerations” on page PS-40, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-40 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal.

Denominations

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment upon an Automatic Call

The Securities will be called automatically if the closing price of the underlying equity is at or above the starting price (as such starting price may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”) on any observation date. If we call the Securities you will receive on the applicable call settlement date the call price for the applicable observation date. The call price applicable to each observation date will be calculated based on the call return and the amount of time the Securities have been outstanding. The call return is a per annum percentage specified in the applicable pricing supplement. The call return will be set forth together with the call price for each observation date in the applicable pricing supplement.

Payment at Maturity

If the Securities are not called on any observation date, at maturity you will receive a cash payment on the principal amount of each Security that you hold, calculated as below.

➢	If the ending price is at or above the trigger price on the final valuation date, you will receive a cash payment equal to your principal amount of the Securities.
➢	If the ending price is below the trigger price on the final valuation date, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) decline in the underlying equity as measured by the underlying return.

Accordingly, if the ending price is below the trigger price on the final valuation date, you will lose some or all of your principal investment.

General Terms of the Securities

The underlying return is the difference between the starting price and ending price of the underlying equity and is expressed as a percentage of the starting price. The underlying return may be positive or negative and is calculated as follows:

Ending Price —Starting Price

Starting Price

The “starting price” is the closing price of the underlying equity on the trade date, as determined by the calculation agent (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”).

The “ending price” is the closing price of the underlying equity on the final valuation date.

The applicable pricing supplement will specify the trade date, the observation dates, the call return, the call price for each observation date, the trigger price and the final valuation date, as well as other relevant terms of each offering of the Securities, including the underlying equity and the starting price.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying equity and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying equity to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Call Settlement Date

If the Securities are called on any observation date (other than the final observation date), the call settlement date will generally be three business days following such observation date, unless otherwise specified in the applicable pricing supplement. If the Securities are called on the final observation date, the call settlement date will be the maturity date. As described under “— observation dates” below, the calculation agent may postpone an observation date – and therefore a call settlement date – if a market disruption event occurs or is continuing on a day that would otherwise be an observation date. We describe market disruption events under “— Market Disruption Event” below.

Observation Dates

The observation dates for your Securities will be the dates set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an observation date for the Securities be postponed by more than ten (10) trading days. The postponement of one or more observation dates shall have no effect on any subsequent observation dates.

Maturity Date

The maturity date for your Securities will be set forth in the applicable pricing supplement. If not called on any observation date, the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date, the maturity date will be postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement of the final valuation date. As discussed below under “— Final Valuation Date,” the calculation agent may postpone the final valuation date if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.

General Terms of the Securities

The postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

If the Securities are not previously called, the final valuation date will be on the final observation date as set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date – and, therefore, the Maturity Date – for the Securities be postponed by more than ten (10) trading days.

Closing Price

The “closing price” for an underlying equity on any trading day means:

➢	if the underlying equity is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity is listed or admitted to trading; or
➢	if, following certain corporate events affecting the underlying equity or following delisting or termination of the underlying equity, the underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing price for such non-U.S. security on the primary foreign exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “General Terms of the Securities – Antidilution Events – Reorganization Events” on page PS-30). (We describe the possible substitution or replacement of the underlying equity by the security of a non-U.S. company following certain corporate events under “General Terms of the Securities – Antidilution Adjustments – Reorganization Events”. We describe the possible substitution or replacement of the underlying equity by the security of a non-U.S. company, including foreign stock represented by an ADS, following delisting or termination of the underlying equity under “General Terms of the Securities – Delisting or Suspension of Trading of the Underlying Stock” and “General Terms of the Securities – Delisting of ADSs or Termination of ADS Facility”); or
➢	if the underlying equity is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Event

The calculation agent will determine the closing price of the underlying equity on each observation date and the ending price on the final valuation date. As described above, any observation date (including the final valuation date) may be postponed, and thus the determination of the closing price of the underlying equity with respect to such observation date or the ending price, as applicable, may be postponed if the calculation agent determines that, on any observation date, a market disruption event has occurred or is continuing on or as of such date. If such a postponement occurs, the new observation date will be the first trading day on which no market disruption event occurs or is continuing. Notwithstanding the

General Terms of the Securities

occurrence of one or more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent in its discretion may waive its right to postpone an observation date if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing price of the underlying equity with respect to such observation date. In no event, however, will an observation date be postponed by more than ten (10) trading days.

If an observation date is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day with respect to that offering of Securities, that day will nevertheless be the date on which the closing price of the underlying equity with respect to such observation date or the ending price, as applicable, will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the closing price of the underlying equity with respect to such observation date or the ending price that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event with regard to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in the underlying equity in the primary market for such equity for more than two hours of trading or during the one-half hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or, if the underlying equity is an ETF, to the underlying index of the ETF or the securities, futures contracts, commodities or other assets constituting the assets of the ETF (“underlying assets”), in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;
➢	if the underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the equity securities which then comprise 20% or more of the value of the underlying assets of the ETF on the primary exchanges for such securities for more than two hours of trading, or during the one-half hour before the close of trading of such exchanges; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the underlying equity generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or, if the underlying equity is an ETF, to the underlying assets of the ETF, in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to the underlying equity.

For this purpose, for any offering of the Securities, an “absence of trading” in option or futures contracts, if available, relating to the underlying equity or, if the underlying equity is an ETF, to the underlying

General Terms of the Securities

assets of the ETF, in the primary market for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading in the underlying equity in the primary market for such equity, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying equity or, if the underlying equity is an ETF, to the underlying assets of the ETF.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Antidilution Adjustments

For any offering of the Securities, the starting price and the trigger price are subject to adjustments by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page PS-16.

How Adjustments Will be Made

If one of the events described below occurs with respect to an offering of the Securities and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the starting price and the trigger price as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the starting price and the trigger price will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of the underlying stock, if applicable, in the event of a consolidation or merger of the issuer of the applicable underlying stock with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the starting price and the trigger price.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the starting price and the trigger price for the first event, then adjust the adjusted starting price and the adjusted trigger price for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the starting price and the trigger price of the underlying equity. The calculation agent may make adjustments that differ from, or that are in addition to, those described in this product supplement if the calculation agent determines that any adjustments so described do not achieve an equitable result or otherwise. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity.

General Terms of the Securities

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the starting price. The exchange rate resulting from any adjustment will be rounded up or down, as appropriate, to the nearest thousandth, with one-half cent and five hundredths being rounded upward.

If your Securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your Securities, the dividend paid by the issuer of the foreign stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADS is serving as the underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADS. For instance, if a holder of the ADS receives an extraordinary dividend, the provisions below would apply to the ADS. On the other hand, if a spin-off occurs, and the ADS represents both the spun-off security as well as the existing foreign stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADS is serving as the underlying equity, no adjustment will be made (1) if holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines that the issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question.

If the issuer or the depository for the ADSs, in the absence of any of the events described below, elects to adjust the number of shares of foreign stock represented by each ADS, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depository for the ADSs may also have the ability to make adjustments in respect of the ADS for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of the underlying equity or a free distribution or dividend of shares of the underlying equity to existing holders of the underlying equity by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of the underlying equity of:
➢	additional shares of the underlying equity as described under “— Stock Dividends” below,
➢	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of the underlying equity, or
➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing closing price as determined by the calculation agent;

General Terms of the Securities

➢	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying equity or other assets;
➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	if the underlying equity is common stock in a specific company (“underlying stock”), a consolidation of the respective underlying stock issuer with another company or merger of the respective underlying stock issuer with another company; and

any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying equity.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors – You have limited antidilution protection” on page PS-16.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the underlying equity is subject to a stock split or a reverse stock split, then the starting price and the trigger price will each be adjusted by dividing the prior starting price and the prior trigger price, respectively, by, the number of shares that a holder of one share of the underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the underlying equity is subject to a stock dividend payable in shares of the underlying equity, then the starting price and the trigger price will each be adjusted by dividing the prior starting price and the prior trigger price, respectively, by, the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying equity.

It is not expected that antidilution adjustments will be made to the starting price and the trigger price in the case of stock dividends payable in shares of the underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of the underlying equity.

Other Non-cash Distributions

None of the starting price and the trigger price for a particular offering of the Securities will be adjusted to reflect dividends or other distributions paid with respect to the underlying equity, other than:

➢	stock dividends described under “— Stock Dividends” above;
➢	issuances of transferable rights and warrants with respect to the underlying equity as described under “— Transferable Rights and Warrants” below;
➢	if the underlying equity is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events” beginning on page PS-30; and

General Terms of the Securities

➢	extraordinary cash dividends described below.

For any offering of the Securities, a dividend or other distribution with respect to the underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the underlying equity by an amount equal to at least 10% of the closing price of the underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which the underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to the underlying equity and is payable in cash, the starting price and the trigger price will each be adjusted by dividing the prior starting price and prior trigger price, respectively, by, the ratio of the closing price of the underlying equity on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity minus the amount per share of underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying equity; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the underlying equity that is both an extraordinary dividend and payable in underlying equity, or an issuance of rights or warrants with respect to the underlying equity that is also an extraordinary dividend, will result in adjustments to the starting price and the trigger price, as described under “— Stock Dividends” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the respective underlying equity issuer issues transferable rights or warrants to all holders of the underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing price of such underlying equity on the trading day before the ex-dividend date for such issuance, then the starting price and the trigger price will each be adjusted by dividing the prior starting price and prior trigger price, respectively, by, the ratio of:

➢	the number of shares of the underlying equity outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the underlying equity offered for subscription or purchase under those transferable rights or warrants, to
➢	the number of shares of the underlying equity outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of underlying equity offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants, divided by the closing price on the trading day before that ex-dividend date.

Reorganization Events

For any offering of the Securities in which the applicable underlying equity is common stock in a specific company (“underlying stock”), each of the following may be determined by the calculation agent to be a “reorganization event”:

General Terms of the Securities

(a)	there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the underlying stock,
(b)	the issuer of the underlying stock, or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,
(c)	any statutory exchange of securities of the issuer of the underlying stock or any successor entity with another corporation occurs, other than pursuant to clause (b) above,
(d)	the issuer of the underlying stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,
(e)	the issuer of the underlying stock issues to all of its shareholders stock securities of an issuer other than the issuer of the underlying stock, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”), or
(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the underlying stock and is consummated for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”).

If a reorganization event occurs with respect to an underlying stock, then the determination of whether the closing price of the underlying stock is at or above the starting price on any observation date or is less than the trigger price on the final valuation date, as the case may be, will be made by the calculation agent based upon the amount, type and value of property or properties — whether cash, securities, other property or a combination thereof — that a hypothetical holder of the number of shares of the underlying stock prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and quoted and traded in a foreign currency. No interest will accrue on any distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a foreign currency), the calculation agent will use the closing price of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the applicable underlying stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the applicable underlying stock that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to the underlying stock and the calculation agent adjusts such underlying stock to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting the adjusted underlying stock for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying stock.

For example, if the respective issuer of the underlying stock merges into another company and each share of the underlying stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the underlying stock for each Security in that particular

General Terms of the Securities

offering will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the adjusted underlying stock for each Security in the particular offering to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were issued by the respective issuer of the underlying stock. In that event, the cash component will not be adjusted but will continue to be a component of the underlying stock for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due upon an automatic call or at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency) distributed in, or as a result of, the event will be substituted for the applicable underlying stock as described above. Consequently, in this product supplement, references to the applicable underlying stock, where applicable, mean any distribution property that is distributed in a reorganization event and comprises the adjusted underlying stock for the particular offering of the Securities. Similarly, references to the respective issuer of the underlying stock include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a foreign currency (the “non-U.S. securities”), then for all purposes, including the determination of whether the value of the distribution property (which may be affected by the closing price of the non-U.S. securities) is, as the case may be, at or above the starting price on any observation date or below the trigger price on the final valuation date, the closing price of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable pricing supplement.

If the Issuer becomes subject to a merger, combination or consolidation with the issuer of the underlying stock, or any successor entity (an “issuer merger event”), the calculation agent shall determine a substitute security (as defined below) to replace the underlying stock that is affected by any such issuer merger event (the “original underlying stock”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such issuer merger event. The substitute security will be deemed to be the underlying stock and the starting price for such substitute security will be set equal to the closing price of the substitute security on the trading day immediately following the announcement date of the issuer merger event multiplied by the starting price of the original underlying stock and divided by the closing price of the original underlying stock on the trading day immediately prior to the announcement date of such issuer merger event. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, including the determination of whether the closing price of the substitute security is below the trigger price or equal to or above the starting price, the closing price of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described below.

Upon the occurrence of an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying stock exists, then the calculation agent will deem the closing price of the original underlying stock on the trading day immediately prior to the announcement date of the issuer merger event to be the closing price of the underlying stock on each remaining trading day to, and including, the final valuation date.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at

General Terms of the Securities

approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If an ADS is serving as the underlying equity and the foreign stock represented by such ADS is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADSs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines that the issuer or the depositary for the ADSs has made adjustments to account for the effects of such reorganization event. However, if holders of ADSs are eligible to participate in such reorganization event and the calculation agent determines that the issuer or the depositary for the ADSs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

Delisting or Suspension of Trading of the Underlying Stock

If an underlying stock is delisted or trading of the underlying stock is suspended on the primary exchange for such underlying stock, and such underlying stock is immediately re-listed or approved for trading on a successor exchange which is the New York Stock Exchange, the NYSE Amex Equities, the NASDAQ Global Select Market, the NASDAQ Global Market or a successor in interest (a “successor exchange”), then such underlying stock will continue to be deemed the underlying equity.

If a common stock serving as the underlying stock is delisted or trading of the underlying stock is suspended on the primary exchange for such underlying stock, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADS, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the issuer of the applicable underlying stock as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the issuer of the applicable underlying stock as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADSs of such company. If there is no issuer with the same primary industry classification as the issuer of the applicable underlying stock that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADS then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification as the issuer of the applicable underlying stock; second, issuers with the same primary “Industry” classification as the issuer of the applicable underlying stock; and third, issuers with the same primary “Industry Group” classification as the issuer of the applicable underlying stock. “Sub-Industry,” “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc., or any

General Terms of the Securities

successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures. The substitute security will be deemed to be the underlying stock and the calculation agent will determine the starting price and the trigger price by reference to the substitute security. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, including the determination of whether the closing price of the substitute security is below the trigger price or equal to or above the starting price, the closing price of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such substitute security relative to the U.S. dollar as published by Reuters on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If the applicable underlying stock is delisted or trading of the applicable underlying stock is suspended and the calculation agent determines that no substitute security comparable to the applicable underlying stock exists, then the calculation agent will deem the closing price of the applicable underlying stock on the trading day immediately prior to its delisting or suspension to be the closing price of the applicable underlying stock on each remaining trading day to, and including, the final valuation date.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the foreign stock will be deemed to be the underlying equity and the calculation agent will determine the starting price and the trigger price by reference to such foreign stock. To the extent that the foreign stock substituted for the original underlying equity represents more than or less than one share of such foreign stock, the calculation agent may modify any terms as necessary to ensure an equitable result including, but not limited to, the starting price and the trigger price. On and after the change date, for all purposes, including the determination of the closing price of the underlying equity on any observation date and the final valuation date, as applicable, the closing price of the foreign stock will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the foreign stock relative to the U.S. dollar as published by Reuters on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at

General Terms of the Securities

approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as the underlying equity (“original ETF”) is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed the underlying equity.

If an ETF serving as the underlying equity is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the exchange traded fund, which is listed or approved for trading on a major U.S. exchange or market, whose exchange traded fund (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or underlying assets of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the underlying equity and the calculation agent will determine the starting price and the trigger price by reference to the substitute ETF.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing price of the original ETF by reference to a basket comprised of (i) the underlying assets of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying assets of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the underlying equity and the calculation agent will determine the starting price and the trigger price by reference to the replacement basket.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing price of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing price of the original ETF on each remaining trading day to, and including, the final valuation date.

If at any time the underlying index of securities, futures contracts or commodities constituting the assets of an ETF serving as the underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the price of its shares do not, in the opinion of the calculation agent, fairly represent the price of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to arrive at a price of the shares of an ETF comparable to the ETF serving as the underlying equity, as if those changes or modifications had not been made, and determine the closing prices by reference to the price of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the price in order to arrive at a price of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

General Terms of the Securities

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer – Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer – Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars, payable in respect of the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you in respect of your Securities. That cost will equal:

➢	the lowest amount, as determined by the calculation agent in the manner described in the following paragraph, that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest – or, if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

General Terms of the Securities

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five (5) business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two (2) business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment or delivery on the Securities upon an automatic call or at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, NYSE Arca, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer – Payment Mechanics for Debt Securities” in the attached prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer – Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Final Valuation Date” above.

General Terms of the Securities

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, antidilution adjustments, business days, trading days, the default amount, the starting price, the ending price and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Securities will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the underlying equity or underlying assets of an ETF and/or listed and/or over-the-counter options, futures or exchange-traded funds on the underlying equity or underlying assets of an ETF prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions in the underlying equity or underlying assets of an ETF;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the underlying equity or underlying assets of an ETF;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the price of the underlying equity, or the price of other similar assets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the underlying equity or underlying assets of an ETF, listed or over-the-counter options or futures on the underlying equity or underlying assets of an ETF, or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the underlying equity or underlying assets of an ETF, or indices designed to track the performance of the underlying equity or underlying assets of an ETF or markets relating to the underlying equity or underlying assets of an ETF.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment at maturity of your Securities. See “Risk Factors” on page PS-12 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, (the “Code”) its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States Holder.

You are a United States holder if you are a beneficial owner of Securities and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT

Supplemental U.S. Tax Considerations

IN YOUR SECURITIES. THE RISK THAT THE SECURITIES WOULD BE RECHARACTERIZED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AS INSTRUMENTS GIVING RISE TO CURRENT ORDINARY INCOME (EVEN BEFORE THE RECEIPT OF ANY CASH) AND SHORT-TERM CAPITAL GAIN OR LOSS (EVEN IF HELD FOR A PERIOD LONGER THAN ONE YEAR), IS HIGHER THAN WITH OTHER NON-PRINCIPAL-PROTECTED EQUITY-LINKED SECURITIES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities as pre-paid derivative contracts with respect to the underlying equity and the terms of your Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities would be equal to the price you paid for them. Capital gain of a noncorporate United States Holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special ``constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives in 2007 introduced a bill that, if enacted, would have required holders of Securities purchased after the bill is enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Alternative Treatments.  Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above.

For example, it is possible that your Securities could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested paid to secure your obligations under the put option. Under this characterization, if the Securities are not called, you may realize short term capital loss on the Maturity Date, and upon a call of the Securities, a portion of the payment you receive may be considered attributable to interest or original issue discount on the deposit (which you may be

Supplemental U.S. Tax Considerations

required to accrue over the term of the Securities) with the balance being considered the amount realized for the Security upon which you may realize a short term capital gain (even if you held the Security for more than one year).

In addition, if your Securities have a term greater than one year, it is possible that your Securities could be treated as debt instruments subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, call, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Security. Any gain you recognize upon the sale, call, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If your Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if your Securities have a term of one year or less, it is possible that your Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Alternatively, the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the underlying equity, (ii) you should be required to accrue interest income over the term of your Securities or (iii) any gain or loss that you recognize upon the call or maturity of your Securities should be treated as an ordinary gain or loss.

You should consult your tax advisor as to the tax consequences of such characterizations described above and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

If your Securities are linked to an exchange traded fund, real estate investment trust, partnership, trust or passive foreign investment company (each, a “pass through entity”) it is also possible that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, automatic call, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the pass through entity on the date that you purchased your Securities and sold such interest in the pass through entity on the date of the sale or maturity of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue

Supplemental U.S. Tax Considerations

Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting.  If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	any payments of proceeds including redemptions at maturity on Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of Securities effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Supplemental U.S. Tax Considerations

Non-United States Holders.  If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Considerations” in the attached prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS has agreed to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. (as the case may be) have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-39, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a ``conflict of interest” in an offering of the Securities within the meaning of NASD Rule 2720. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities and, thus creates an additional conflict of interest within the meaning of NASD Rule 2720. Consequently, each offering will be conducted in compliance with the provisions of Rule 2720. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.

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